UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2023

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Ave

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2023, Aart J. de Geus informed the Board of Directors (the “Board”) of Synopsys, Inc. (“Synopsys”) of his intent to step down as Chief Executive Officer of Synopsys, effective January 1, 2024 (the “Effective Date”). In connection therewith, on August 13, 2023, the Board promoted Sassine Ghazi, Synopsys’ President and Chief Operating Officer, to the role of President and Chief Executive Officer, and appointed Dr. de Geus to the role of Executive Chair of the Board, in each case, effective as of the Effective Date.

On August 13, 2023, the Board also approved an increase in the size of the Board from ten to eleven directors, and appointed Mr. Ghazi as a director, in each case, effective as of August 13, 2023.

Mr. Ghazi, 53, has served as our Chief Operating Officer since August 2020 and became our President in November 2021. Mr. Ghazi joined Synopsys in March 1998 as an Application Engineer and most recently served as General Manager of the Design Group. Prior to joining Synopsys, Mr. Ghazi was a design engineer at Intel Corporation. Mr. Ghazi received his bachelor’s degree in Business Administration from Lebanese American University; a B.S.E.E from the Georgia Institute of Technology in 1993; and an M.S.E.E. from the University of Tennessee in 1995.

The Company expects to approve new compensation terms for Dr. de Geus and Mr. Ghazi at a later date, and will disclose the compensatory terms by an amendment to this Form 8-K.

There are no arrangements or understandings between Mr. Ghazi and any other persons pursuant to which Mr. Ghazi was appointed Chief Executive Officer and a member of the Board of Synopsys. Mr. Ghazi does not have any family relationship with any of Synopsys’ directors or executive officers or any persons nominated or chosen by Synopsys to be a director or executive officer. Mr. Ghazi has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 7.01	Regulation FD Disclosure.

The press release announcing the departure of Dr. de Geus as Chief Executive Officer and the appointment of Dr. de Geus as Executive Chair of the Board and Mr. Ghazi as Chief Executive Officer and a member of the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated August 16, 2023 announcing the departure of Dr. de Geus as Chief Executive Officer, appointment of Dr. de Geus as Executive Chair of the Board, and appointment of Mr. Ghazi as Chief Executive Officer and a member of the Board

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: August 16, 2023	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary

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